Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF HGV AND BVH

On January 17, 2024 (the “Merger Date”), Hilton Grand Vacations Inc. (“HGV”) and Heat Merger Sub, Inc., an indirect wholly-owned subsidiary of HGV (“Merger Sub”), completed the previously announced acquisition of Bluegreen Vacations Holding Corporation (“BVH”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with applicable law, Merger Sub merged with and into BVH (the “Merger”), with BVH continuing as the surviving entity, and an indirect wholly-owned subsidiary of HGV after the Merger. Each share of Class A common stock and Class B common stock of BVH issued and outstanding immediately prior to the effective time of the Merger (including shares subject to BVH restricted stock awards outstanding at the effective time of the Merger) was canceled and converted into and exchanged for the right to receive $75.00 in cash.

In connection with the Merger, HGV, Hilton Grand Vacations Parent LLC, a Delaware limited liability company (“Holdings”), Hilton Grand Vacations Borrower LLC, a Delaware limited liability company (the “Borrower” or “Issuer”), and certain subsidiaries of the Borrower (the “Subsidiary Guarantors”), entered into Amendment No. 4 to the Credit Agreement (the “Amendment”), which amended the Credit Agreement, dated as of August 2, 2021, by and among the Company, Holdings, the Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (the “Credit Agreement”), pursuant to which, among other things, the Borrower incurred $900.0 million of incremental term loans (the “New Term Loans”).

The New Term Loans bear interest, at the Borrower’s option, at a rate equal to a margin (which (x) in the case of Base Rate (as defined below) borrowings, is equal to 1.75% per annum and (y) in the case of Term SOFR (as defined below) borrowings, is equal to 2.75% per annum) over either (a) a base rate (the “Base Rate”) determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 0.50% and (3) Term SOFR for a one-month interest period plus 1.00% or (b) a SOFR rate (“Term SOFR”) determined by reference to the forward-looking term SOFR rate published by CME Group Benchmark Administration Limited for the interest period relevant to such borrowing. The New Term Loans mature on January 17, 2031; refer to Note 5.

Also in connection with the Merger, the Issuer, Hilton Grand Vacations Borrower Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), HGV, Holdings, the Subsidiary Guarantors (and, together with the Company and HGV Intermediate Parent, the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and notes collateral agent (the “Notes Collateral Agent”), entered into an indenture (the “Indenture”) in connection with the issuance and sale of $900 million aggregate principal amount of 6.625% senior secured notes due 2032 (the “Notes”) to Deutsche Bank Securities, Inc. and certain other initial purchasers (collectively, the “Initial Purchasers”); refer to Note 5. The New Term Loans and the Notes are sometime referred to herein as the “Financing”.

The unaudited pro forma condensed combined financial information combines HGV and BVH within the unaudited pro forma condensed combined statement of operations and the unaudited pro forma condensed combined balance sheet. The unaudited pro forma condensed combined statement of operations of HGV and BVH for the year ended December 31, 2022 and the nine months ended September 30, 2023 combine the historical consolidated statements of operations of HGV and BVH, giving effect to the Merger, New Term Loans and Notes (collectively the “Transactions”) as if they had been completed on January 1, 2022. The unaudited pro forma condensed combined balance sheet as of September 30, 2023, combines the historical consolidated balance sheets of HGV and BVH, giving effect to the Transactions as if they had been completed on September 30, 2023.

The unaudited pro forma adjustments are based upon currently available information, estimates and assumptions that HGV’s management believes are reasonable as of the date hereof. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. The unaudited pro forma condensed combined financial information is for informational purposes only, is not intended to represent or to be indicative of actual results of operations or financial position of HGV or BVH had the Transactions been completed on the dates assumed, and should not be taken as indicative of future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the unaudited pro forma condensed combined statement of operations for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma statements of operations and actual amounts.

In addition, the unaudited pro forma condensed combined financial information should be read in conjunction with:

•

HGV’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2022, and unaudited condensed consolidated financial statements and related notes as of and for the nine months ended September 30, 2023, which are set forth in HGV’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as filed with the SEC on November 6, 2023, respectively; and

•

BVH’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2022, and unaudited condensed consolidated financial statements and related notes as of and for the nine months ended September 30, 2023, which are included as Exhibits 99.1 and 99.2 to the Current Report on Form 8-K/A of which this Exhibit 99.3 forms a part.

The historical financial statements have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are applicable to business combination accounting as required under generally accepted accounting principles in the United States (GAAP). The unaudited pro forma condensed combined financial information contained herein does not include integration costs or benefits from synergies that may result from the Transactions.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with GAAP, with HGV considered the acquirer of BVH. Accordingly, consideration paid or exchanged by HGV to complete the Transactions will generally be allocated to assets, liabilities and noncontrolling interests of BVH based on their estimated fair values as of the date of completion of the Transactions. The acquisition method of accounting is dependent upon certain valuation assumptions, including those related to the preliminary purchase price allocation of the assets acquired, liabilities assumed and noncontrolling interests of BVH based on management’s best estimates of fair value. The actual purchase price allocation may vary based on final analyses of the fair value of the acquired assets, assumed liabilities, and noncontrolling interests, which is expected to be completed no later than 12 months after the date of completion of the Transactions. These changes may result in material adjustments to these unaudited pro forma condensed combined financial statements.

In an effort to present the unaudited pro forma condensed combined financial statements in a manner that we believe is clear and most useful to the potential users of these unaudited pro forma condensed combined financial statements, we have presented the values contained herein in millions (unless otherwise stated). Because BVH presents its historical financial statements in thousands, some amounts may not match BVH’s historical financial statements, due to rounding (refer to Note 4 of the unaudited pro forma condensed combined financial information).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

(in millions)

			Pro Forma Adjustments
		BVH
		Historical, as	Financing			Merger
	HGV	Reclassified	Adjustments			Adjustments			Pro Forma
	Historical	(Note 4)	(Note 5)			(Note 6)			Combined
Assets
Cash and cash equivalents	$227	$135	$1,764	(a	)	$(1,591)	(a	)	$535
Restricted cash	308	55	—			—			363
Accounts receivable, net of allowance for doubtful accounts	441	19	—			—			460
Timeshare financing receivables, net	1,821	677	—			240	(b	)	2,738
Inventory	1,308	450	—			40	(c	)	1,798
Property and equipment, net	789	88	—			33	(c	)	910
Operating lease right-of-use assets, net	62	20	—			(3)	(c	)	79
Investments in unconsolidated affiliates	74	4	—			—			78
Goodwill	1,416	—	—			534	(c	)	1,950
Intangible assets, net	1,186	61	—			599	(c	)	1,846
Other assets	377	68	—			(40)	(d	)	405

Total Assets	$8,009	$1,577	$1,764			$(188)			$11,162

Liabilities and Equity
Accounts payable, accrued expenses and other	$942	$146	$—			$74	(e	)	$1,162
Advanced deposits	185	2	—			—			187
Debt, net	2,730	356	1,764	(a	)	(254)	(f	)	4,596
Non-recourse debt, net	1,038	560	—			38	(c	)	1,636
Operating lease liabilities	80	25	—			(6)	(c	)	99
Deferred revenues	229	56	—			—			285
Deferred income tax liabilities	657	126	—			191	(g	)	974

Total Liabilities	5,861	1,271	1,764			43			8,939

Equity
Preferred stock	—	—	—			—			—
Common stock	1	—	—			—	(h	)	1
Additional paid-in capital	1,535	51	—			(51)	(h	)	1,535
Accumulated retained earnings	588	169	—			(243)	(i	)	514
Accumulated other comprehensive loss	24	—	—			—			24

Total Equity of the Company	2,148	220	—			(294)			2,074

Noncontrolling interests	—	86	—			63	(c	)	149

Total Equity	2,148	306	—			(231)			2,223

Total Liabilities and Equity	$8,009	$1,577	$1,764			$(188)			$11,162

See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

(in millions)

			Pro Forma Adjustments
		BVH
		Historical, as	Financing			Merger
	HGV	Reclassified	Adjustments			Adjustments			Pro Forma
	Historical	(Note 4)	(Note 5)			(Note 6)			Combined
Revenues
Sales of VOIs, net	$1,040	$427	$—			$—			$1,467
Sales, marketing, brand and other fees	501	85	—			—			586
Financing	225	93	—			(10)	(aa	)	308
Resort and club management	402	83	—			—			485
Rental and ancillary services	502	32	—			—			534
Cost reimbursements	289	71	—			—			360

Total revenues	2,959	791	—			(10)			3,740

Expenses
Cost of VOI sales	141	53	—			—			194
Sales and marketing	971	369	—			—			1,340
Financing	73	26	—			—			99
Resort and club management	129	24	—			—			153
Rental and ancillary services	460	43	—			—			503
General and administrative	130	74	—			(1)			203
Acquisition and integration-related expense	42	—	—			—			42
Depreciation and amortization	156	12	—			32	(cc	)	200
License fee expense	101	4	—			—			105
Impairment expense	3	—	—			—			3
Cost reimbursements	289	71	—			—			360

Total operating expenses	2,495	676	—			31			3,202
Interest expense	(133)	(30)	(105)	(b	)	26	(dd	)	(242)
Equity in earnings from unconsolidated affiliates	7	—	—			—			7
Other (loss) gain, net	3	3	—			—			6

Income before income tax expense	341	88	(105)			(15)			309
Income tax expense	(96)	(20)	26	(c	)	4	(ee	)	(86)

Net income	$245	$68	$(79)			$(11)			$223
Net income attributable to noncontrolling interests	—	(13)	—			—			(13)

Net income attributable to the Company	$245	$55	$(79)			$(11)			$210

Earnings per share
Basic	$2.21	$3.41					(ff	)	$1.89
Diluted	$2.18	$3.31					(ff	)	$1.87

See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(in millions)

			Pro Forma Adjustments
	HGV Historical	BVH Historical, as Reclassified (Note 4)	Financing Adjustments (Note 5)			Merger Adjustments (Note 6)			Pro Forma Combined
Revenues
Sales of VOIs, net	$1,491	$529	$—			$—			$2,020
Sales, marketing, brand and other fees	620	142	—			—			762
Financing	267	100	—			(11)	(aa	)	356
Resort and club management	534	103	—			—			637
Rental and ancillary services	626	31	—			—			657
Cost reimbursements	297	77	—			—			374

Total revenues	3,835	982	—			(11)			4,806

Expenses
Cost of VOI sales	274	59	—			—			333
Sales and marketing	1,146	490	—			—			1,636
Financing	103	20	—			—			123
Resort and club management	161	31	—			—			192
Rental and ancillary services	579	54	—			—			633
General and administrative	212	96	—			—			308
Acquisition and integration-related expense	67	—	—			76	(bb	)	143
Depreciation and amortization	244	16	—			43	(cc	)	303
License fee expense	124	6	—			—			130
Impairment expense	17	—	—			—			17
Cost reimbursements	297	77	—			—			374

Total operating expenses	3,224	849	—			119			4,192
Interest expense	(142)	(25)	(139)	(b	)	22	(dd	)	(284)
Equity in earnings from unconsolidated affiliates	13	—	—			—			13
Other (loss) gain, net	(1)	—	—			—			(1)

Income before income tax expense	481	108	(139)			(108)			342
Income tax expense	(129)	(26)	35	(c	)	10	(ee	)	(110)

Net income	$352	$82	$(104)			$(98)			$232
Net income attributable to noncontrolling interests	—	(17)	—			—			(17)

Net income attributable to the Company	$352	$65	$(104)			$(98)			$215

Earnings per share
Basic	$2.98	$3.26					(ff	)	$1.82
Diluted	$2.93	$3.24					(ff	)	$1.80

See accompanying notes to unaudited pro forma financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of the Transactions and Basis of Pro Forma Presentation

On November 5, 2023, HGV and BVH entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, each existing share of BVH common stock issued and outstanding was exchanged for the right to receive $75.00 (the “Merger Consideration”). All BVH equity awards outstanding as of the Merger Date immediately vested and any performance conditions were deemed satisfied, such that the holders of such awards were also eligible to receive the Merger Consideration. Additionally, certain of BVH historical debt was repaid by HGV in connection with the Transactions; refer to Note 2.

Certain reclassifications have been made in order to align the historical presentation of BVH to HGV. Refer to Note 4 for these reclassification adjustments.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and HGV is considered the accounting acquirer. The acquisition method of accounting, based on the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), uses the fair value concepts defined in ASC Topic 820, Fair Value Measurement (“ASC 820”). Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in alternative estimates using the same facts and circumstances. ASC 805 requires that assets acquired, liabilities assumed and noncontrolling interests in a business combination be recognized at fair value as of the Merger Date, with any excess purchase price allocated to goodwill; refer to Note 3.

The estimated fair values of the acquired assets, assumed liabilities and noncontrolling interests as of the Merger Date are based on estimates and assumptions of HGV. HGV will continue to finalize the valuations of the assets acquired, liabilities assumed and noncontrolling interests which are recorded upon (and, if necessary, after) the closing of the Transactions. The fair value allocation consists of preliminary estimates and analyses and is subject to change upon the finalization of the valuation analyses, and that change may be material.

For the purposes of preparing the unaudited pro forma condensed combined financial information, HGV has conducted a preliminary review of BVH’s accounting policies to identify significant differences, however, review is ongoing. Accordingly, HGV may identify additional differences in accounting policies or financial statement classification that may require adjustments to or reclassification of BVH’s results of operations, assets or liabilities to conform to HGV’s accounting policies and classifications. As a result, differences may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements.

Note 2 – Consideration Transferred

The following table presents the preliminary estimate of the fair value of the consideration transferred for the Transactions:

(in millions, except share and per share amounts)
Number of Class A Shares issued and outstanding as of the Merger Date	12,504,138
Number of Class B Shares issued and outstanding as of the Merger Date	3,664,117
Number of Class A shares deliverable as equity awards as of the Merger Date	869,530

Total shares and related equity awards outstanding as of the Merger Date	17,037,785
Cash consideration to shareholders and equity award holders per share	$75.00

Purchase price	$1,278
Repayment of BVH Debt(1)	285
Payment of Seller Transaction Fees(2)	28

Total Consideration Transferred	$1,591

(1)	Reflects the balance of BVH’s debt repaid by HGV. Refer to Note 6 below for more information about debt repayment.
(2)	Reflects transaction-related expenses incurred by BVH but paid by HGV.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 3 – Preliminary Fair Values of Assets Acquired and Liabilities Assumed

The following table presents our preliminary estimates of fair values of the assets that we acquired, the liabilities that we assumed and noncontrolling interests as of Merger Date. Our preliminary estimates are based on the information that was available as of the date of this filing. As discussed in Note 1 herein, the preliminary estimated allocation will be subject to further refinement, as new information becomes available, and may result in material changes. These changes, as discussed in Note 6 herein, will primarily relate to the allocation of consideration transferred and the fair value assigned to all tangible and intangible assets and liabilities acquired and identified. The final purchase price and goodwill could differ significantly from the current estimate, which could materially impact these unaudited pro forma condensed combined financial statements.

(in millions)
Assets acquired
Cash and cash equivalents	$135
Restricted cash	55
Accounts receivable	19
Timeshare financing receivables	917
Inventory	490
Property and equipment	121
Operating lease right-of-use assets	17
Investments in unconsolidated affiliates	4
Intangible assets	660
Other assets	28

Total assets acquired	$2,446

Liabilities assumed
Accounts payable, accrued expenses and other	$146
Advanced deposits	2
Debt	102
Non-recourse debt	598
Operating lease liabilities	19
Deferred revenues	56
Deferred income tax liabilities	317

Total liabilities assumed	$1,240

Net assets acquired	$1,206
Total consideration transferred	$1,591

Noncontrolling interests	$149

Goodwill	$534

The following shows a breakdown of the preliminary fair value of Intangible assets and the estimated useful lives:

(in millions, except useful lives)	Useful life	Fair value
Bass Pro marketing agreement	20	$117
Trade names	7 to 8	30
Management contracts	16 to 19	436
Club member relationships	9 to 11	34
Other contract-related intangible assets	11 to 12	43

Total intangible assets acquired		$660

Each intangible asset was valued utilizing forms of the income approach, with the trade name being valued utilizing a relief-from-royalty method and the other intangible assets utilizing multi-period excess earnings methods. The key assumptions in the relief-from-royalty method include the projection period, royalty rate, and discount rate. The key assumptions in the multi-period excess earnings method include the projection period, revenue from existing contracts/relationships, contributory asset charges, and discount rate.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 4 – Reclassification Adjustments

The tables below represent the reclassification adjustments for certain financial statement line items, as reported by BVH under GAAP, to align with the expected presentation of the combined company, post-Transactions. Those balances not specifically referenced below have been presented within the equivalent HGV caption. In addition, the tables below include certain presentation only adjustments relating to the alignment of accounting policies. Some amounts may not match the BVH historical financial statements due to rounding.

BVH

BALANCE SHEET

RECLASSIFICATION ADJUSTMENTS

As of
(in millions)	September 30, 2023
Accounts receivable, net of allowance for doubtful accounts, as reported	$—
Other assets	19

Accounts receivable, net of allowance for doubtful accounts, as reclassified	$19
Investments in unconsolidated affiliates, as reported	$—
Other assets	4

Investments in unconsolidated affiliates, as reclassified	$4
Other assets, as reported	$36
Accounts receivable, net of allowance for doubtful accounts	(19)
Investments in unconsolidated affiliates	(4)
Deferred income	37
Prepaid expenses	18

Other assets, as reclassified	$68
Accounts payable, accrued expenses and other, as reported	$—
Accounts payable	26
Accrued liabilities and other	120

Accounts payable, accrued expenses and other, as reclassified	$146
Accrued liabilities and other, as reported	$122
Accounts payable, accrued expenses and other	(120)
Advanced deposits	(2)

Accrued liabilities and other, as reclassified	$—
Advanced deposits, as reported	$—
Accrued liabilities and other	2

Advanced deposits, as reclassified	$2
Debt, net, as reported	$—
Receivable-backed notes payable - recourse	15
Note payable to BBX Capital, Inc.	35
Note payable and other borrowings	169
Junior subordinated debentures	137

Debt, net, as reclassified	$356

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

BVH

STATEMENT OF OPERATIONS

RECLASSIFICATION ADJUSTMENTS

(in millions)	9 Months Ended September 30, 2023	Year Ended December 31, 2022
Sales of VOIs, as reported	$433	$536
Selling, general and administrative expenses	(6)	(7)

Sales of VOIs, net, as reclassified	$427	$529
Sales, marketing, brand and other fees, as reported	$—	$—
Fee-based sales commission revenue	41	73
Other fee-based services revenue	13	16
Other income, net	—	1
Cost of other fee-based services	2	9
Selling, general and administrative expenses	29	43

Sales, marketing, brand and other fees, as reclassified	$85	$142
Fee-based sales commission revenue, as reported	$41	$73
Sales, marketing, brand and other fees	(41)	(73)

Fee-based sales commission revenue, as reclassified	$—	$—
Other fee-based services, as reported	$107	$132
Sales, marketing, brand and other fees	(13)	(16)
Resort and club management	(83)	(103)
Rental and ancillary services	(11)	(13)

Other fee-based services, as reclassified	$—	$—
Rental and ancillary services, as reported	$—	$—
Other fee-based services revenue	11	13
Cost of other fee-based services	16	11
Selling, general and administrative expenses	5	7

Rental and ancillary services, as reclassified	$32	$31
Other income, net, as reported	$3	$2
Sales, marketing, brand and other fees	—	(2)
Other gain (loss), net	(3)	—

Other income, net, as reclassified	$—	$—
Cost of other fee-based services, as reported	$46	$58
Sales, marketing, brand and other fees	2	9
Rental and ancillary services	16	11
Sales and marketing expense	3	8
Resort and club management expense	(24)	(31)
Rental and ancillary services expense	(43)	(54)
Depreciation and amortization	—	(1)

Cost of other fee-based services, as reclassified	$—	$—
Sales and marketing, as reported	$—	$—
Cost of other fee-based services	(3)	(8)
Selling, general and administrative expenses	372	498

Sales and marketing, as reclassified	$369	$490

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

BVH

STATEMENT OF OPERATIONS

RECLASSIFICATION ADJUSTMENTS

(in millions)	9 Months Ended September 30, 2023	Year Ended December 31, 2022
Financing expense, as reported	$—	$—
Interest expense	24	18
Selling, general and administrative expenses	2	2

Financing expense, as reclassified	$26	$20
Depreciation and amortization, as reported	$—	$—
Cost of other fee-based services	—	1
Selling, general and administrative expenses	12	15

Depreciation and amortization, as reclassified	$12	$16
Interest expense, as reported	$54	$43
Financing expense	(24)	(18)

Interest expense, as reclassified	$30	$25
Selling, general and administrative, as reported	$436	$575
Sales of VOIs, net	(6)	(7)
Sales, marketing, brand and other fees	29	43
Rental and ancillary services	5	7
Sales and marketing expense	(372)	(498)
Financing expense	(2)	(2)
General and administrative	(74)	(97)
Depreciation and amortization	(12)	(15)
Licensing fee expense	(4)	(6)

Selling, general and administrative, as reclassified	$—	$—

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 5 – Financing Adjustments

In connection with the Merger, the Issuer obtained the $900 million New Term Loans and issued the $900 million Notes. The Financing is depicted in the unaudited pro forma condensed combined statements of operation as if outstanding for the respective period.

HGV used the entire net proceeds from the Financing to finance the Merger and repay certain of BVH’s debt facilities. This repayment is included in consideration transferred; refer to Note 2.

a.	Reflects the Notes and New Term Loan Facility obtained by the Issuer, net of debt issuance costs and original issue discount on the New Term Loan Facility of 99.75, as follows:

(in millions)	As of September 30, 2023
Notes and New Term Loan Facility	$1,800
Less: Debt issuance costs and debt discount	(36)

Total	$1,764

b.	Reflects interest expense and related amortization of financing costs related to the Notes and the New Term Loan Facility, as follows:

(in millions)	9 Months Ended September 30, 2023	Year Ended December 31, 2022
Interest expense on the Notes and New Term Loan Facility	$(101)	$(134)
Amortization of debt issuance costs and debt discount	$(4)	$(5)

Total	$(105)	$(139)

Interest on the New Term Loan Facility is based on a variable benchmark rate. A 1/8 of a percentage point increase or decrease in the benchmark rate would result in a change in incremental annual interest expense of approximately $1 million.

c.

Reflects the income tax effect of the unaudited pro forma financing adjustments, based on a blended foreign, federal, and state statutory rate of approximately 25%. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma condensed combined financial statements depending on post-Merger activities, including legal entity restructuring, repatriation decisions, and the geographical mix of taxable income.

Note 6 – Merger Adjustments

Pro Forma Balance Sheet Adjustments

a.	Reflects the consideration transferred to acquire BVH; refer to Note 2.

b.

Reflects the fair value adjustment to Timeshare financing receivables, net using the income approach. Subsequent to the Merger, the Timeshare financing receivables acquired from BVH will fall within the scope of ASC Topic 326, Financial Instruments – Credit Losses (“ASC 326” or “CECL”). ASC 326 requires that for purchased financial assets with credit deterioration (“PCD”), a CECL allowance is recognized at the closing of the Merger with an offsetting adjustment to the amortized cost basis for any PCD loans acquired from the BVH loan portfolio. CECL also requires an additional allowance for non-PCD loans from the BVH portfolio which will be recognized through the income statement of HGV following the closing of the Merger. HGV is continuing to evaluate the loan detail of the acquired BVH timeshare financing receivables as well as the change in credit environment and credit quality since origination of those assets; this evaluation impacts the determination of which acquired timeshare financing receivables have experienced credit deterioration and are considered PCD. The impact of this analysis on our unaudited pro forma condensed combined financial statements could be material.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

c.	Reflects the preliminary fair value adjustments to acquired assets and assumed liabilities and to recognize goodwill; refer to Note 3 for preliminary fair values.

d.	Reflects the following fair value adjustments to Other assets:

(in millions)	As of September 30, 2023
Eliminate Bluegreen’s unamortized deferred issuance costs on extinguished debt	$(1)
Eliminate Bluegreen’s deferred incremental costs to obtain a contract	(39)

Total adjustments to Other assets	$(40)

e.	Reflects unrecorded transaction costs, net of tax.

f.	Reflects the following adjustments to Debt, net:

(in millions)	As of September 30, 2023
Eliminate Bluegreen historical debt extinguished in connection with the Merger, net of debt issuance costs (1)	$(242)
Adjust assumed debt to its Merger Date fair value	$(12)

Total adjustments to Debt, net	$(254)

(1)	Includes the outstanding balance of BVH’s Fifth Third Syndicated LOC, Fifth Third Syndicated Term Loan, Bluegreen Statutory Trust VI, and Note Payable to BBX Capital, Inc.

g.

Record an increase to deferred tax liabilities based on the blended foreign, federal, and state statutory rate of approximately 25% multiplied by the fair value adjustments related to the assets acquired and liabilities assumed. These estimates are subject to further review by management of HGV and BVH, which may result in material adjustments to deferred taxes with an offsetting adjustment to Goodwill.

h.	Reflects adjustment to eliminate BVH’s historical Common stock and Additional paid-in-capital.

i.	Reflects the following adjustments to Accumulated retained earnings:

(in millions)	As of September 30, 2023
Eliminate Bluegreen’s Accumulated retained earnings	$(169)
Record HGV’s estimated transaction costs, expected to be incurred in connection with the Merger, net of tax	(74)

Net adjustments to Accumulated retained earnings	$(243)

Pro Forma Income Statement Adjustments

aa.

Reflects amortization of the non-credit purchase premium adjustment to Timeshare financing receivables, net. HGV is continuing to evaluate the loan detail of the acquired BVH timeshare financing receivables as well as the change in credit environment and credit quality since origination of those assets; this evaluation impacts the determination of which acquired timeshare financing receivables have experienced more-than-insignificant credit deterioration and are considered PCD. The impact of this analysis on our unaudited pro forma condensed combined financial statements could be material.

bb.	Reflects unrecorded transaction costs.

cc.

Reflects the following adjustments to depreciation and amortization expense, related to the recognition of property and equipment and intangible assets at fair value, and is based on the useful life of such assets:

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in millions)	9 Months Ended September 30, 2023	Year Ended December 31, 2022
New tangible asset depreciation	$8	$10
New intangible asset amortization	$30	$41
Elimination of historical Bluegreen depreciation	$(6)	$(8)

Net adjustment to Depreciation and amortization	$32	$43

The preliminary estimates of fair value and corresponding useful lives of our tangible and intangible assets are still being finalized. Accordingly, a 10% change in the valuation of these assets would cause a corresponding increase or decrease in the balance of goodwill and would increase or decrease the annual depreciation and amortization expense by $5 million.

dd.

Reflects the following adjustments to Interest expense, to reflect the elimination of interest expense related to the extinguishment of certain BVH historical indebtedness, as described within Note 2. Additionally, reflects the corresponding impacts of the fair value adjustment to the historical BVH debt assumed by HGV:

(in millions)	9 Months Ended September 30, 2023	Year Ended December 31, 2022
Amortization associated with decrease in assumed Bluegreen debt fair value, amortized over the remaining weighted average life	$9	$9
Elimination of historical interest and amortization of deferred issuance costs on Bluegreen debt extinguished	17	13

Net adjustment to Interest expense	$26	$22

ee.

Reflects the income tax effect of the unaudited pro forma adjustments, based on a blended foreign, federal, and state statutory rate of approximately 25%. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma condensed combined financial statements depending on post-Merger activities, including legal entity restructuring, repatriation decisions, and the geographical mix of taxable income.

ff.	No additional shares were issued in connection with the Merger. Accordingly, the computation of basic and diluted earnings per share for the combined company is as follows:

(in millions, except per share amounts)	9 Months Ended September 30, 2023	Year Ended December 31, 2022
Pro forma net income attributable to the Company	$210	$215

Weighted-average shares outstanding
Weighted-average shares outstanding - basic	111.0	118.0
Weighted-average shares outstanding - diluted	112.6	119.6
Pro forma earnings per share - basic	$1.89	$1.82
Pro forma earnings per share - diluted	$1.87	$1.80